Exhibit 10.1
STOCK TRANSFER AGREEMENT
     This Stock Transfer Agreement (the “Agreement”) is made and effective this 4th day of December, 2009 (the “Effective Date”) and is by and between the John H. Marmaduke Family Limited Partnership (the “Partnership”) and Hastings Entertainment, Inc. (the “Company”).
     WHEREAS, the Partnership owns 2,234,525 shares of common stock of the Company, $.01 par value per share (the “Shares”); and
     WHEREAS, John H. Marmaduke (“Marmaduke”) is the current Chairman of the Board and Chief Executive Officer of the Company; and
     WHEREAS, the Partnership is the largest shareholder of the Company; and
     WHEREAS, the Partnership and the Company have agreed that the Company shall have the right to purchase the Shares if the Partnership wishes to sell or otherwise transfer the Shares; and
     WHEREAS, the Company has agreed that in the event of the death of Marmaduke the Partnership will have the right to cause the Company to purchase certain amounts of the Shares.
     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and the Company have agreed as follows:
     1. Restrictions on Sale or Transfer of Shares. Neither record title nor beneficial ownership of any Shares may be sold, assigned, pledged or transferred whether voluntarily or by operation of law, except in accordance with this Agreement. Any purported transfer in violation of this Agreement shall be void and of no effect, and shall not operate to transfer any interest or title in the purported transferee. Such purported transfer shall give the Company an option to purchase all such Shares purported to be transferred in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, the Partnership may transfer all or any portion of the Shares to any current or future partner (“Partner”) of the Partnership. Any portion of the Shares so transferred to a Partner shall no longer be subject to the Put Option provisions of this Agreement, but shall remain subject to the Company’s right to purchase the Shares in accordance with the terms hereof.
     2. Purchase Upon Certain Events.
          (a) Events other than Death of John H. Marmaduke or Right of First Refusal. Upon the attachment, sequestration, levy of execution upon, garnishment or other involuntary transfer or encumbrance of the Shares, or if the Partnership (i) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) shall consent to the entry of an order for relief in an involuntary case under any such law, (iii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of the Partnership’s property, or (iv) shall make any general assignment for the benefit of creditors, the Partnership shall be deemed to have offered to sell to the Company, all of the Shares held by the Partnership subject to such action. For purposes of this Agreement, a “substantial part” of a Partnership’s property shall mean a majority of such Partnership’s property.
          The Partnership shall promptly give written notice (the “Involuntary Transfer Notice”) of attachment, sequestration, or other involuntary transfer or encumbrance of the Shares of the Partnership to the Secretary of the Company. The Company thereafter shall have the option, exercisable within thirty (30) days after the receipt of the Involuntary Transfer Notice, to elect to purchase all or any portion of the Shares held by the Partnership as provided herein.
          (b) Death of John H. Marmaduke.
          Upon the death of Marmaduke, the Partnership shall notify promptly give notice (the “Notice”) of the death to the Secretary of the Company. Upon the delivery of the Notice, the Partnership shall have the option to tender to the Company, and the Company shall have the obligation to purchase, a portion of the Shares as follows (the “Put Option”).
     (i) For a period of three (3) years following the death of Marmaduke, the Partnership may tender for purchase to the Company, and if so tendered the Company will purchase, Shares with an aggregate Fair Market Value (as hereinafter defined) of Five Million Dollars ($5,000,000.00). The Partnership shall have no right to tender, and the Company shall have no obligation to purchase, any amounts of Shares with an aggregate Fair Market Value in excess of Five Million Dollars ($5,000,000.00).
     (ii) In the event the Partnership desires to tender a portion of the Shares to the Company, the Partnership shall give written notice (the “Put Notice”) to the Secretary of the Company. The Put Notice must set forth the number of Shares to be tendered to the Company and the Fair Market Value of the Shares.
     (iii) Within thirty (30) days after exercising the Put Notice the Company shall purchase the number of Shares identified in the Put Notice at the Fair Market Value of such Shares.
     (iv) The Partnership may elect to tender portions of the Shares in various lots and parcels, at any time and from time to time while the Put Option is in effect, and any tender shall not exhaust or limit the Partnership’s right to tender an additional amount of the Shares, subject to the limitations herein.
     (v) The Fair Market Value of a Share (the “Fair Market Value”) shall be the weighted average of the closing price per Share of common stock of the Company, $.01 par value per Share for the ten (10) previous days on which the Company’s traded on the NASDAQ national market (or similar exchange), so long as the common stock of the Company is traded on a national public market exchange. In the event the common stock of the Company ceases to be traded on a national market exchange, the Fair Market Value shall be the most recent valuation of the Company’s common stock, $.01 par value per Share as determined by appraisal for the Company’s retirement or other plans, as determined by an independent third party appraisal.
     (vi) In no event will the Partnership have the right, or the Company have the obligation to purchase, a total amount of Shares with a Fair Market Value in excess of Five Million Dollars ($5,000,000.00) pursuant to the terms of this Agreement. In the event the Partnership tenders the portions of the Shares in lots or parcels, the Fair Market Value of each lot or parcel shall be aggregated to determine the total amount so tendered.
     (vii) The Put Option will expire and the Company shall have no further obligation to purchase any portion of the Shares three (3) years after the death of Marmaduke.
          (c) Right of First Refusal. In the event the Partnership desires to entertain a bona fide offer (the “Offer”) for the purchase of any of the Shares by any party, the Partnership shall immediately give written notice (the “Offer Notice”) to the Secretary of the Company. The Offer Notice must set forth the number of Shares to be sold and/or transferred and must contain a full and complete description of the price and terms upon which the Partnership is proposing to sell the Shares. If the price offered is not cash, then the Offer Notice shall specify the fair market value of the non-cash consideration.
          The Company shall have the right to purchase all the Shares listed in the Offer Notice, upon the same terms and conditions as set forth in the Offer Notice. Provided, however, that the Company shall have at least ten (10) days in which to make its election regardless of any shorter period set forth in the Offer Notice. The Company may elect to purchase all, but not less than all, of the offered Shares. The failure of the Company to elect within the time period as provided shall be deemed an election not to purchase the offered Shares. The right of first refusal is a continuing right of the Company, and its election or deemed election not to purchase Shares offered in an Offer Notice shall not terminate its right applicable to any other Shares thereafter owned by the Partnership.
          If the Company elects to purchase all of the offered Shares, the Partnership shall execute and deliver the stock certificates of the Company. If the Company does not elect to purchase all of the offered Shares, the Partnership may sell the Shares covered by the Offer Notice to the proposed transferee at the price and on the terms of the Offer, it being understood that the Partnership may not sell the Shares covered by the Offer Notice at a price or on terms that differ from the Offer without first reoffering the Shares to the Company in accordance with this paragraph. If the Shares covered by the Offer Notice are not purchased by the proposed transferee within thirty (30) days from the date the Company elects not to exercise its option to purchase the Shares, the Offer shall be deemed to have expired and the Shares must be reoffered to the Company in accordance with this paragraph if the Partnership wishes to accept the Offer.
          The right of first refusal shall not apply to sales by the Partnership when such sales occur (i) prior to the death of Marmaduke, and (ii) constitute during a twelve (12) month period beginning each January 1st, less than five percent (5%) of the total Shares owned by the Partnership at the start of each such twelve (12) month period.

     3. Purchase Price. The price (the “Purchase Price”) for which Shares shall be purchased and sold shall be as follows:
          (a) Events Other Than Right of First Refusal and Put Option. Upon the attachment, sequestration, garnishment or other involuntary transfer or encumbrance of the Shares of the Partnership, the Purchase Price shall be an amount equal to ninety-five percent (95%) the Fair Market Value of the Shares.
          (b) Put Option. For the purpose of purchase under the Put Option, the Purchase Price shall be the Fair Market Value of the Shares identified in the Put Option.
          (c) Right of First Refusal. For the purpose purchase under the Right of First Refusal, the Purchase Price shall be the cash price set forth in the Offer Notice.
     4. Method of Payment. The Purchase Price for the Shares shall be paid as follows:
          (a) Events Other Than Right of First Refusal and Put Option. Upon the attachment, sequestration, garnishment or other involuntary transfer or encumbrance of the Shares of the Partnership, the Purchase Price shall be paid (i) twenty-five percent (25%) in cash at the time of closing, such closing to take place no more than thirty (30) days after the purchaser or purchasers have given notice to the seller of the election to purchase the Shares, and seventy-five percent (75%) evidenced by a Promissory Note payable in three (3) equal annual payments of principal and interest due on the first, second, and third anniversary dates of the closing, bearing interest at the prime rate published in the Money Rates column of the Money and Investment section of the Wall Street Journal on the date of the closing, or (ii) on such terms as the parties mutually agree.
          (b) Right of First Refusal. For purchases under the Right of First Refusal, the Company shall pay the Purchase Price on the same terms as were set forth in the Offer Notice.
          (c) Put Option. For purchase under the Put Option, the Company shall pay the Purchase Price in cash by wire transfer or similar immediately available funds on the day of purchase.
          (d) Security. If all or any portion of the Purchase Price is evidenced by a Promissory Note, the purchaser or purchasers of any Shares shall (if requested by the seller) (i) execute a security agreement that covers the purchased Shares, and (ii) take such action that is reasonably necessary in order to perfect the security interest in the purchased Shares.
          (e) Liens and Other Matters. All Shares transferred to the Company shall be transferred free and clear of any liens and encumbrances, with such other representations and warranties as the Company may reasonably request. The Partnership will also execute such documents and provide such information and certificates as the Company may reasonably request.

     5. Resignation as Officer or Director. In the event John H. Marmaduke resigns as an officer or director of the Company, the Put Option of the Partnership shall terminate and be of no further force and effect.
     6. Term. This Agreement shall commence upon the Effective Date and terminate on the earlier of (i) the 9th day of February, 2019, or (ii) four (4) years after the death of Marmaduke, or (iii) any of the following: (a) the execution of a written agreement to that effect by the Company and the Partnership, (b) the adjudication of the Company as bankrupt or insolvent by a court of competent jurisdiction, (c) the sale of all or substantially all of the assets of the Company, (d) the liquidation or dissolution of the Company, (e) the merger of the Company, other than a merger into a wholly owned subsidiary, in which the Company is not the surviving Company, or (f) consolidation of the Company with one or more other Companies. The termination of this agreement shall not impair any rights in existence upon the date of termination.
     7. Compliance with Securities Laws and Other Agreements. Any sale made hereunder must comply with all applicable securities laws and all agreements to which the Company is a party. The Partnership will, if requested, execute such documents and provide such information and certificates as the Company may reasonably request in order to demonstrate such compliance.
     8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party giving the same, and shall be delivered or sent by mail, postage prepaid, certified mail, return receipt requested and shall be effective when sent, as follows:
John H. Marmaduke Family Limited Partnership
P. O. Box 33251
Amarillo, Texas 79120
Hastings Entertainment, Inc.
Attn: Secretary
P. O. Box 35350 (79120)
3601 Plains Blvd.
Amarillo, Texas 79102
     Either party may change its address upon written notice to the other.
     9. Inurement and Controlling Law. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors, and assigns. This Agreement shall be governed by the laws of the State of Texas.
     10. Specific Performance. The rights and obligations of the parties hereto shall be enforceable by specific performance. The remedy of specific performance is not cumulative of all the rights and remedies at law or in equity of the parties under this Agreement and is not exclusive.

     11. Miscellaneous Provisions.
          (a) This Agreement constitutes the entire agreement between the parties with respect to the Shares and no party shall be liable or bound to the other in any manner by any warranty, representation, or agreement except as specifically set forth in this Agreement.
          (b) Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties and their respective successors and assigns any right, remedy, obligation, or liability under or by reason of this Agreement.
          (c) This Agreement and any of the terms hereof may he amended only by an instrument in writing signed by all of the parties hereto.
          (d) Words of any gender used in this Agreement shall include any other gender and words in the singular number shall include the plural, and vice versa, unless the context requires otherwise.
          (e) If a court of competent jurisdiction determines that any restriction in this Agreement is void or illegal or unenforceable, the other clauses and provisions shall remain in full force and effect and the clause or provision determined to be void or illegal or unenforceable shall be so limited that it shall remain in effect to the extent permissible by law.
     IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date.

JOHN H. MARMADUKE FAMILY LIMITED PARTNERSHIP

By:	John H. Marmaduke Management, Inc, General Partner

	By:	/s/ John H. Marmaduke John H. Marmaduke, President

By:	Madge Marmaduke Charitable Lead Trust #1994

	By:	/s/ John H. Marmaduke

John H. Marmaduke, Trustee

	By:	/s/ Stephen S. Marmaduke

Stephen S. Marmaduke, Trustee

HASTINGS ENTERTAINMENT, INC., a Texas corporation
By:	/s/ Alan Van Ongevalle
Alan Van Ongevalle, Executive Vice President